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                                   EXHIBIT 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                                 LONE OAK, INC.

FIRST:  The name of this corporation is Lone Oak, Inc.

SECOND: The name and address in the State of Delaware of this Corporation's initial agent for service of process is:

                           Corporation Service Company
                                1013 Centre Road
                           Wilmington, Delaware 19805

THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: This corporation is authorized to issue two classes of shares designated respectively as, "Capital Common Stock" and "Preferred Stock", and referred to herein either as Common Stock or Common Shares and preferred Stock or Preferred Shares, respectively. The number of authorized shares of Common Stock is 50,000,000, and the par value of these shares is $0.00001. The number of authorized shares of preferred Stock is 20,000,000, and the par value of each of these shares is $0.00001.

FIFTH: The name and mailing address of the incorporator is as follows:

NAME                               ADDRESS

Edward F. Myers II                 4190 Bonita Road Ste. 105
                                   Bonita, CA 91902

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under


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the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, an/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors, shall be established by the Bylaws, or otherwise, in the manner provided therein. In said Bylaws, the terms "whole Board" and "total number of directors" shall have the same meaning, and provide that the total number of directors be equal to the number of directors which the corporation would have if there were no vacancies. There shall be no requirement of a written ballot for the election of Directors.


2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.


3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote an any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power



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shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under provisions of paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

TENTH: The corporation shall, to the fullest extent permitted by the provisions of section 145 of the General Corporations Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators or such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions or this Article ELEVENTH.


Date:  January 14, 1997                   /s/ Edward F. Myers II
                                          -----------------------------
                                          Edward F. Myers II, President




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                              CERTIFICATE OF MERGER
                             OF FOREIGN CORPORATIONS
                           INTO A DELAWARE CORPORATION

                              CERTIFICATE OF MERGER
                                       OF
                      B & E SECURITIES MANAGEMENT CO., INC.
                                      INTO
                                 LONE OAK, INC.
   (Under Section 252 of the General Corporation Law of the State of Delaware)

         LONE OAK, INC. hereby certifies that:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger as follows:

                  NAME                                 STATE OF INCORPORATION

         B & E Securities Management Co, Inc.                   Maryland
         Lone Oak, Inc.                                         Delaware


         SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Lone Oak, Inc.

         FOURTH: That the certificate of incorporation of Lone Oak, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the surviving corporation is a corporation of the State of Delaware.

         SIXTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 4190 Bonita Road, Suite 105, Bonita, California 91902.


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         SEVENTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

         EIGHT: That the authorized capital stock of B & E Securities Management Co., Inc. is 2,000,000 shares of Common Stock. $0.01 par value and the authorized capital stock of Lone Oak, Inc. is 50,000,000 shares of Common Stock, $0.0001 par value

         IN WITNESS WHEREOF: Lone Oak, Inc. has caused the Certificate to be signed by Edward F. Myers II, its authorized officer this 24th day of February 1997.

                                         LONE OAK, INC.

                                         By:  /s/ Edward F. Myers II
                                              ----------------------
                                         Name:    Edward F. Myers II
                                         Title:   President


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF
                                 LONE OAK, INC.

         LONE OAK, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by amending and restating ARTICLE FOURTH of the Certificate of Incorporation as follows:

                  FOURTH: (a) This Corporation is authorized to issue two classes of shares designated respectively as, "Capital Common Stock" and "Preferred Stock", and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of authorized shares of Common Stock is 50,000,000, and the par value of these shares is $.00001. The number of authorized shares of Preferred Stock is 20,000,000, and the par value of each of these shares is $.00001.

                          (b) Effective as of March 26, 1999 (the "Effective
                  Time"), each FIFTEEN outstanding shares of Common Stock, par value $.00001 per share (the "Old Common Stock"), shall thereupon be reclassified and changed into ONE share of Common Stock, par value $.00001 per share (the "New Common Stock'). Upon such Effective Time, each holder of Old Common Stock shall thereupon automatically be and become the holder of ONE share of New Common Stock for every FIFTEEN shares of Old Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall be deemed for all corporate purposes to evidence ownership of ONE share of New Common Stock for each FIFTEEN shares of Old Common Stock. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified of the reverse stock split and, upon their delivery of their certificates of Common Stock will be sent new stock certificates representing their shares of New Common Stock. No fractional shares will be issued by the Corporation. In lieu thereof, each stockholder whose shares of Old Common Stock are not evenly divisible by FIFTEEN will receive one additional share of New Common Stock for the fractional share of New Common Stock such stockholder would otherwise be entitled to as a result of the reverse stock split.


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         SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was deemed advisable and was duly adopted and approved by resolution of the Board of Directors of the Corporation adopted by written consent dated March 12, 1999 in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted and approved by written consent of the stockholders dated March 17, 1999 in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the President of LONE OAK, INC., does hereby execute this Certificate of Amendment and affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true this 22nd day of July, 1999.


                                          /s/ Dal Grauer
                                          ----------------------
                                           Dal Grauer, President


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 LONE OAK, INC.


         LONE OAK, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST of the Certificate of Incorporation in its entirety and substituting therefor a new Article FIRST to read as follows:

                  FIRST:  The name of the corporation is Politics.com, Inc.

         SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was deemed advisable and was duly adopted and approved by resolution of the Board of Directors of the Corporation adopted by written consent dated July 21, 1999 in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted and approved by written consent of the stockholders dated July 27, 1999 in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the President of LONE OAK, INC., does hereby execute this Certificate of Amendment and affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true this 27th of July, 1999.



                                   /s/ Dal Grauer
                                   ----------------------
                                    Dal Grauer, President